Exhibit 99.1

With Excellent Cash Flow And Improved Future Earnings Forecasted,
magicJack Increases Its Share Repurchase Program (Buy Back) Up To
$55 Million

West Palm Beach, FL, and Netanya, Israel – January 19, 2012 - magicJack VocalTec, Ltd. (Nasdaq: CALL), the Voice Experts that invented voice over IP (VoIP) and sold over eight million magicJacks®, announced today with increasing cash and short-term investment balances plus expected accelerating income in the future, the Board has increased the company’s share repurchase program up to $55 Million in common stock. Further, the amount of options outstanding has decreased to less than 1% of shares outstanding and the company has successfully extinguished all of the preferred like equity on its balance sheet as of year end 2011. For 2012 the balance sheet will be more transparent and we expect relatively few options outstanding by the end of year. The company does not have any secured debt on its books.

magicJack CEO Dan Borislow states: "We had a tremendous finish at the end of 2011, with a very good start so far in 2012, which will help produce impressive Revenue and Income gains this year. We seem to be in stride now and are driven to have quicker releases of new product and service offerings. Our systems and telephone assets are now enabled to add a multitude of new customers. I have never been more optimistic about our growth prospects for the company we started to build six years ago and our chances of becoming the largest voice supplier in various markets. The continued hard work and good execution will go a long way to further achieving our goals and I know our people are up to the task.”

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of the Forms 6-K and 20-F filed with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition.  We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The company has achieved sales of over eight million of the easy-to-use, award-winning magicJack since the device’s launch in 2008, and has the use of over 30 patents, some dating to when the company invented VoIP. It is the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

Contact:
Investor Relations
561-771-CALL (2255)
ir@vocaltec.com